UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 11, 2005
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)

Maryland	333-122743	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owns all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, we have agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT.  MD presently has $293 million of equity in MB REIT.  A total of $263 million of this equity is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million.  We are required to purchase $150 million of common stock of MB REIT by December 31, 2005.  A second purchase of $150 million of common stock is due by March 31, 2006. We are required to purchase the remaining shares worth approximately $875 million by December 31, 2006. Once we have purchased all 920,000 shares of common stock, we will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1,276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, we will own approximately 97.5% of the total outstanding common stock. MB REIT anticipates electing to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming we fully fund our purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets.  The board of directors of MB REIT is comprised of five individuals:  three appointed by us and two appointed by MD.  Our board has appointed Ms. Gujral and Messrs. Parks and Lazarus to serve on the board of MB REIT.  In addition, our Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that we have with these entities.  Our independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that we have with our Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than we would pay for the same services.

Pursuant to the purchase agreement with MD, we are required to redeem or purchase MD’s investment in MB REIT at MD’s request, which can be made no earlier than October 11, 2011.  Specifically, on the sixth anniversary of completing the joint venture and subject to complying with notice requirements, MD can require us to purchase its series A preferred stock for an amount equal to $263 million plus accrued and unpaid dividends and its common stock as follows: (1) if our common stock is listed on a national securities exchange or included for quotation on The Nasdaq Stock Market, MD must exchange its common stock in MB REIT for approximately 3.0 million shares of our common stock; or (2) if our stock is not so listed or included for quotation, approximately $30.0 million in cash.  If MD chooses to wait until the seventh anniversary of completing the joint venture  to exercise its redemption right, and subject to complying with notice requirements, MD can require us to purchase its series A preferred stock for an amount equal to $263 million plus accrued and unpaid dividends and its common stock as follows: (x) if our common stock is listed on a national securities exchange or included for quotation on The Nasdaq Stock Market, MD must exchange its common stock in MB REIT for approximately 3.0 million shares of our common stock; or (y) if our common stock is not so listed or included for quotation, then we will be required to purchase or redeem the common stock for cash at a value determined by a formula contained in the purchase agreement with MD.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western.  Under this agreement, if we do not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by us provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006.  The series C preferred stock will entitle the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also may issue up to $125,000 of series B preferred stock in a private placement to approximately 126 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, we will be entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on the series A, B, and C preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A stock. Further, MB REIT will not be permitted to pay any distributions to the holders of common stock in excess of its funds from operations or “FFO” which will be defined in the same fashion that we define FFO.

For financial statement reporting purposes, until we can consolidate our investment in MB REIT in accordance with generally accepted accounting principles or “GAAP,” we will reflect the investment in MB REIT on our balance sheet as an investment in a joint venture.  Once we can consolidate MB REIT in accordance with GAAP, the assets, liabilities, equity and results of operations of MB REIT will be consolidated in our financial statements with adjustment for the interest of minority holders in MB REIT.

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Lori J. Foust (age 41) became our treasurer and principal accounting officer effective October 12, 2005. In addition, she became the chief financial officer of our business manager, Inland American Business Manager & Advisor, Inc. effective October 12, 2005. She joined the Inland organization as Vice President of Inland Western Retail Real Estate Advisory Services, Inc., in 2003 and became the principal accounting officer for Inland Western Retail Real Estate Trust, Inc., in 2004.  She is responsible for our overall financial management and reporting. She has an extensive background in real estate, encompassing significant real estate transactions including acquisitions, dispositions, financings, and joint ventures. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her B.S. Degree in Accounting and her M.B.A. Degree from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the AICPA.

Our existing treasurer, Ms. Kelly E. Tucek, resigned on October 12, 2005 to pursue other opportunities within the Inland organization.

Section 8 – Other Events

Item 8.01 Other Events

MB REIT acquired the following properties subsequent to the joint venture agreement our Company entered into with MB REIT on October 11, 2005.

24 Hour Fitness Center - 249 & Jones, Houston, Texas

On October 13, 2005, MB REIT purchased for cash an existing retail center known as 24 Hour Fitness - 249 & Jones, containing 85,000 of gross leasable square feet located in Houston, Texas for approximately $10.5 million from an unaffiliated third party.

24 Hour Fitness Center, The Woodlands, Texas

On October 13, 2005, MB REIT purchased for cash an existing single-user building known as 24-Hour Fitness - Woodlands, containing 45,906 of gross leasable square feet located in The Woodlands, Texas for approximately $13.6 million from an unaffiliated third party.

6101 Richmond Building, Houston, Texas

On October 13, 2005, MB REIT purchased for cash an existing single-user building known as 6101 Richmond Building, containing 19,230 of gross leasable square feet located in Houston, Texas for approximately $3.1 million from an unaffiliated third party.

Pinehurst Shopping Center, Humble, Texas

On October 14, 2005, MB REIT purchased for cash an existing retail center known as Pinehurst Shopping Center, containing 39,934 of gross leasable square feet located in Humble, Texas for approximately $3.8 million from an unaffiliated third party.

Paradise Shops of Largo, Largo, Florida

On October 17, 2005, MB REIT purchased for cash a newly constructed shopping center known as Paradise Shops of Largo, containing 54,640 of gross leasable square feet located in Largo, Florida for approximately $12.8 million from an unaffiliated third party.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements, ProForma Financial Information and Exhibits

a) Exhibit 10.5

Securities Purchase And Subscription Agreement among Minto Builders (Florida), Inc., Minto (Delaware), LLC, Minto Holdings Inc., and Inland American Real Estate Trust, Inc., dated as of October 11, 2005.

b) Exhibit 10.6

Put/Call Agreement dated as of October 11, 2005 by and among Minto Builders (Florida), Inc., Inland American Real Estate Trust, Inc., Minto Holdings Inc., and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Hereto.

c)  Exhibit 10.7

Shareholders Agreement dated as of October 11, 2005 by and among Minto Builders (Florida), Inc., Minto Holdings, Inc., Inland American Real Estate Trust, Inc., and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Hereto.

d)  Exhibit 10.8

Supplemental Shareholders Agreement dated as of October 11, 2005 by and among Inland American Real Estate Trust, Inc., and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Hereto.

e)  Exhibit 99.1

First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc.

f)  Exhibit 99.2

Articles of Amendment to the First Amended and Restated Articles of Incorporation of Minto Builders (Florida) Inc., with Respect to 3.5% Series A Cumulative Redeemable Preferred Stock.

g)  Exhibit 99.3

Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc.

h)  Exhibit 99.4

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc., with Respect to Convertible Special Voting Stock.

i)  Exhibit 99.5

Articles of Amendment to the Second Amended And Restated Articles of Incorporation of Minto Builders (Florida), Inc., with Respect to 125 Shares of 12.5% Series B Cumulative Non-Voting Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	October 11, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.5

Securities Purchase And Subscription Agreement among Minto Builders (Florida), Inc., Minto (Delaware), LLC, Minto Holdings Inc., and Inland American Real Estate Trust, Inc., dated as of October 11, 2005.

10.6

Put/Call Agreement dated as of October 11, 2005 by and among Minto Builders (Florida), Inc., Inland American Real Estate Trust, Inc., Minto Holdings Inc., and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Hereto.

10.7

Shareholders Agreement dated as of October 11, 2005 by and among Minto Builders (Florida), Inc., Minto Holdings, Inc., Inland American Real Estate Trust, Inc., and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Hereto.

10.8

Supplemental Shareholders Agreement dated as of October 11, 2005 by and among Inland American Real Estate Trust, Inc., and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Hereto.

99.1	First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc.

99.2	Articles of Amendment to the First Amended and Restated Articles of Incorporation of Minto Builders (Florida) Inc., with Respect to 3.5% Series A Cumulative Redeemable Preferred Stock.

99.3	Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc.

99.4	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc., with Respect to Convertible Special Voting Stock.

99.5

Articles of Amendment to the Second Amended And Restated Articles of Incorporation of Minto Builders (Florida), Inc., with Respect to 125 Shares of 12.5% Series B Cumulative Non-Voting Preferred Stock.